Exhibit 32.1

Statement

Pursuant to §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officer of Paperweight Development Corp. (the “Company”), hereby certifies that to his knowledge:

(1)the Company’s Quarterly Report on Form 10-Q for the period ended  October 2, 2016 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(2)the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

PAPERWEIGHT DEVELOPMENT CORP.

Dated: November 10, 2016		/s/ Kevin M. Gilligan
	Name:	Kevin M. Gilligan
	Title:	President, Chief Executive Officer and a Director

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of the Securities Exchange Act of 1934, as amended.